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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2006

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 5.02

Departure of Directors or Principal Officers, Election of Director; Appointment of Principal Officers

On July 12, 2006, the Company’s number of Directors was increased to four (4) following the appointment of Mr. Alastair H. Summers to the Board.  Mr. Summers has over 45 years experience in mine development and production in North and South America.  He worked for Hecla Mining Company from 1990-2001 as a senior mining engineer, Vice President and General Manager of Minera Hecla de Mexico, and President and General Manager of Minera Hecla Venezolana.  Mr. Summers was responsible for the development of the La Choya open pit/heap leach gold mine, and he identified and sponsored Hecla’s acquisition and development of the San Sebastian high-grade underground silver-gold mine in Mexico.  His career also includes the development, design, and operation of several successful mines while consulting or working for American Mine Services, Inc., Western Nuclear, Inc., and The Bunker Hill Company.  Mr. Summers retired in 2001, but was recently named Vice President and General Manager of Silver Dragon Mining de Mexico S.A. de C.V., the Mexican subsidiary of  Silver Dragon Resources in 2006.  He earned his B.A. Sc. in Mining Engineering from the University of British Columbia and is registered as a Professional Geologist in Idaho and Professional Engineer in Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Tim Hunt

Date: July 13, 2006

By:

      Tim Hunt, President